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                                     EXHIBIT 99.2

                                STOCK OPTION AGREEMENT
                                   Pursuant to the
                     1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

    This Stock Option Agreement (this "Agreement") is made and entered into as of the Date of Grant indicated below by and between Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), and the person named below as Optionee.

    WHEREAS, Optionee is a nonemployee director of the Company (a "Nonemployee Director"); and

    WHEREAS, pursuant to the Company's 1996 Nonemployee Director Stock Option Plan (the "Plan"), Optionee is receiving options to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

         1. GRANT OF OPTIONS; CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, the number of options indicated below (the "Options"), each Option entitling Optionee to purchase one share of Common Stock (all such shares collectively, the "Option Shares") at the Exercise Price indicated below, which Options shall expire at 5:00 o'clock p.m., Hawaii standard time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement. The Options will become exercisable in full on ___________; PROVIDED, HOWEVER, that if prior to _______________, there occurs a reorganization, merger or consolidation that would cause the Options to terminate pursuant to Section 2(c)(ii), then the Options shall become exercisable immediately prior to such reorganization, merger or consolidation.

         Optionee: ________________
         Date of Grant: ________________
         Number of Options:  ________________
         Exercise Price per share:     ________________
         Expiration Date:    ________________

The Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

         2.   DURATION OF OPTIONS.

    (a) TERMINATION OF NONEMPLOYEE DIRECTOR STATUS. If Optionee ceases to be a Nonemployee Director for any reason, then the Options shall terminate on the earlier of the Expiration Date or the second anniversary of the date upon which Optionee ceases to be a Nonemployee Director.

    (b) DEATH FOLLOWING TERMINATION OF NONEMPLOYEE DIRECTOR STATUS. Notwithstanding anything to the contrary in this Agreement, if Optionee shall die at any time after the date on which he or she ceases to be a Nonemployee Director and prior to the date on which the Options terminate pursuant to
Section 2(a), then the Options shall terminate on the earlier of the Expiration Date or the first anniversary of the date of Optionee's death.

    (c) OTHER EVENTS CAUSING TERMINATION OF OPTION. Notwithstanding anything to the contrary in this Agreement, the Options shall terminate upon the consummation of any of the following events:

              (i)  the dissolution or liquidation of the Company;

              (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile or state of incorporation solely within the United States) the consummation of which results in the outstanding securities of any class then subject to the Options being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board of Directors of the Company (the "Board") and the terms of such reorganization, merger or consolidation shall provide that the Options shall continue in effect thereafter on terms substantially similar to those under the Plan; or

              (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

         3. ADJUSTMENTS. In the event that the outstanding securities of the class then subject to the Options are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, restructuring, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all the property and assets of the Company are sold, then, unless such event shall cause the Options to terminate pursuant to Section 2(c) hereof, the Board, in accordance with the Plan, shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Options; PROVIDED, HOWEVER, that any such adjustments in the Options shall be made without changing of the aggregate Exercise Price of the then unexercised Options.

         4. EXERCISE. The Options shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Options may only be exercised by the delivery to the Company of a written notice of such exercise (the "Exercise Notice"), which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; PROVIDED, HOWEVER, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by one or more of the following means:

              (a) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Securities Exchange Act of 1934, as amended, of irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Purchased Shares; or


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              (b)  by the delivery to the Company of a certificate or
    certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

         5. PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Options, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the "Withholding Liability"), then Optionee shall, on the date of exercise and as a condition to the issuance of the Option Shares, pay the Withholding Liability to the Company in cash or by check payable to the Company. Optionee hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Optionee if Optionee does not pay the Withholding Liability to the Company on the date of exercise of the Options, and Optionee agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Optionee.

         6. NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return requested, to the Company at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii, 96819 Attention: Corporate Secretary, or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

         7. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of Options, and no certificate representing all or any part of Option Shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

         8. NONTRANSFERABILITY. Neither the Options nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

         9. PLAN. The Options are granted pursuant to the Plan, as in effect on the Date of Grant, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; PROVIDED, HOWEVER, that no such amendment shall deprive Optionee, without his or her consent, of the Options or of any of Optionee's rights under this Agreement. The interpretation and construction by the Board of the Plan, this Agreement, the Options and such rules and regulations as may be adopted by the Board for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Options shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Options.

         10. SHAREHOLDER RIGHTS. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Options relating to such Option Shares shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

         11. GOVERNING LAW. This Agreement and the Options shall be governed by and construed and enforced in accordance with the laws of the State of Hawaii.

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    IN WITNESS WHEREOF, the Company and Optionee have duly executed this
Agreement as of the Date of Grant.



                                  HAWAIIAN AIRLINES, INC.




                                  By:
                                     --------------------------------------
                                  Title:  President and CEO


                                  By:
                                     --------------------------------------
                                  Title:  Executive Vice President and CFO




                                  OPTIONEE:


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                                  Signature


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                                  Street Address


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                                  City, State and Zip Code


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                                  Social Security Number